UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 28, 2025

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

12175 Visionary Way

Fishers, Indiana 46038

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Non-Employee Director Appointments

Effective June 1, 2025, the board of directors (the “Board”) of Arrive AI, Inc. (the “Company”) appointed Laurie A. Tucker as independent director and member of the Board as well as member of the compensation committee of the Company’s Board. Ms. Tucker is a senior executive with 35 years of experience in operations, technology, supply chain and marketing, expanding markets, leveraging technology and re-engineering the marketing function. Ms. Tucker started her career at FedEx Corporation in 1978, serving the global logistics and print services firm offering supply chain digital printing, document management and transportation solutions in different roles over the years. Ms. Tucker gained most of her relevant skills and expertise in leadership of global products and services development, including brand advertising, sponsorship, alliances, retail, supply chain, eCommerce, strategy, research, innovation, customer relationship management and print services, under her last role at FedEx as senior vice president of corporate marketing reporting directly to the chief executive officer until her retirement in 2013. Ms. Tucker currently serves on the board of directors of Forward Air Corporation, Bread Financial, and as chair of the board of directors of Memphis, Tenn., Women’s Advocacy Center and has served in the past on numerous other boards, including Iron Mountain and the University of Memphis Board of Visitors. Ms. Tucker is also the co-founder and chief strategy officer of Calade Partners LLC in Memphis TN since 2014 and is the former executive director of the Economic Club of Memphis. Ms. Tucker holds a B.B.A. in accounting and an M.B.A. from Fogelman School University of Memphis. The Board believes that Ms. Tucker’s extensive leadership experience will make her a valuable addition to the Company’s Board.

Compensatory Arrangements

Ms. Tucker will be eligible to participate in the Company’s outside director compensation plan.

Family Relationships

There are no family relationships between Ms. Tucker and any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Related Party Transactions

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000, and in which Ms. Tucker had, or will have, a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Tucker and any other person pursuant to which she was selected as a director of the Company.

Item 8.01. Other Events.

On June 2, 2025, the Company issued a press release announcing the appointment of Ms. Tucker to the Company’s Board, as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release by Arrive AI, Inc. dated June 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: June 2, 2025	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

2